UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

American States Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT

EXPLANATORY NOTE

This supplement (“Supplement”) is being filed to supplement and amend American States Water Company’s definitive proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 4, 2025 (the “2025 Proxy Statement”).  This Supplement corrects for an inadvertent error found in one of the graphs included under “Other board characteristics” found on page 7 of the 2025 Proxy Statement. The graphs below amend and replace the graphs found on page 7 of the 2025 Proxy Statement.

Except as specifically amended or supplemented by the information contained herein, no other changes have been made to the 2025 Proxy Statement or to any matter to be considered by shareholders.  This Supplement should be read in conjunction with the 2025 Proxy Statement.

If you have already voted by internet, telephone or mail or provided voting instructions, you do not need to take any action unless you wish to change your vote.  Any shareholder of record who wishes to change its vote may do so by voting in accordance with the procedures described in the 2025 Proxy Statement.  Any subsequently filed proxy will revoke the previously filed proxy.